Exhibit 99.1

Media Contact:
Eddie Northen
Rollins, Inc.
404.888.2242

FOR IMMEDIATE RELEASE

ROLLINS, INC. ACQUIRES TWO CRITTER CONTROL FRANCHISES

Begins Merging Trutech and Critter Control Operations

ATLANTA, April 12, 2016 - Rollins, Inc. (NYSE: ROL), a premier global consumer and commercial service company announced today that it has purchased its first two Critter Control franchises: Patrick Wildlife Services, Inc. dba Critter Control of Phoenix, and DWL Services of CCSD, Inc. dba Critter Control of San Diego and Critter Control of Orange County. In addition, the company has converted its existing Trutech operations in Phoenix and Tucson, AZ, and Las Vegas to Critter Control and will operate as Critter Control, lnc. in those markets going forward.

In March 2015, Rollins announced that it had acquired Critter Control, Inc., which was the franchisor of more than 110 wildlife control operations in the U.S. and Canada. After previously acquiring Trutech in 2010, the company now owns the nation’s two leading wildlife control companies.

“It was always our plan to acquire some of the Critter Control franchises in larger markets, and we are pleased to begin delivering on that promise,” stated Rollins President and Chief Operating Officer John Wilson. “We continue to see a robust pipeline of acquisition opportunities in the Critter Control franchise organization.”

“We are now striving to build the world’s best wildlife company by merging our company-owned Trutech operations with the well-known Critter Control brand name,” continued Wilson.  “Our short-term strategy will be a gradual approach, including company-owned Critter Control operations, franchised Critter Control operations, as well as company-owned Trutech operations.”

About Rollins

Rollins, Inc. is a premier global consumer and commercial services company. Through its wholly owned subsidiaries, Orkin LLC., HomeTeam Pest Defense, Orkin Canada, Western Pest Services, Critter Control, Inc., The Industrial Fumigant Company, Trutech LLC., Rollins Australia, Waltham Services LLC., PermaTreat, and Crane Pest Control, the Company provides essential pest control services and protection against termite damage, rodents and insects to more than two million customers in the United States, Canada, Central America, South America, the Caribbean, the Middle East, Asia, the Mediterranean, Europe, Africa, Mexico, and Australia from more than 700 locations. You can learn more about our subsidiaries by visiting our websites at www.orkin.com, www.pestdefense.com, www.orkincanada.ca, www.westernpest.com, www.crittercontrol.com, www.indfumco.com, www.trutechinc.com, www.allpest.com.au, www.walthamservices.com, www.permatreat.com, www.cranepestcontrol.com, www.murraypestcontrol.com.au, www.statewidepestcontrol.com.au, and www.rollins.com.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

The above release contains statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, the expectation of a robust pipeline of acquisition opportunities in the Critter Control franchise organization and the goal to build the world’s best wildlife company by merging the company-owned Trutech operations with the well-known Critter Control brand. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, general economic conditions; market risk; changes in industry practices or technologies; the degree of success of the Company's pest and termite process reforms and pest control selling and treatment methods; the Company's ability to identify and integrate potential acquisitions; climate and weather trends; competitive factors and pricing practices; potential increases in labor costs; uncertainties of litigation; and changes in various government laws and regulations, including environmental and tax regulations. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements.